QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To
Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gateway Energy Corporation
(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4923 (Primary Standard Industry Classification Code Number)	44-0651207 (IRS Employer Identification Number)
500 Dallas Street, Suite 2615, Houston, TX 77002 (713) 336-0844 (Address and telephone number of principal executive officers and principal place of business)
With copies to:
Stephen E. Gehring, Esq. Cline, Williams, Wright, Johnson & Oldfather, L.L.C. 1125 S. 103rd, Suite 320, Omaha, NE 68124 (402) 397-1700 (Name, address and telephone number of agent for service)

        Approximate date of sale to the public: As soon as practicable after the effective date of this registration statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

 AMENDMENT NO. 1 TO FORM SB-2 REGISTRATION STATEMENT

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2004.

GATEWAY ENERGY CORPORATION (Registrant)
By:	/s/ MICHAEL T. FADDEN Michael T. Fadden Chairman, President and Chief Executive Officer
By:	/s/ SCOTT D. HEFLIN Scott D. Heflin Chief Financial Officer and Principal Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL T. FADDEN Michael T. Fadden	Director	May 14, 2004
/s/ JOHN B. EWING John B. Ewing	Director	May 14, 2004
/s/ SCOTT D. HEFLIN Scott D. Heflin	Director	May 14, 2004
/s/ EARL P. HOFFMAN Earl P. Hoffman	Director	May 14, 2004
/s/ CHARLES A. HOLTGRAVES Charles A. Holtgraves	Director	May 14, 2004
/s/ L. J. HORBACH L. J. Horbach	Director	May 14, 2004
/s/ GARY A. MCCONNELL Gary A. McConnell	Director	May 14, 2004

QuickLinks

AMENDMENT NO. 1 TO FORM SB-2 REGISTRATION STATEMENT
SIGNATURES